                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement    [ ]  Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       ANNALY MORTGAGE MANAGEMENMT, INC.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

     5)  Total Fee paid:

         ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         ---------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement no.:

         ----------------------------------------------------------------------

     3)  Filing Party:

         ----------------------------------------------------------------------

     4)  Date Filed:

         ----------------------------------------------------------------------

                       ANNALY MORTGAGE MANAGEMENT, INC.
                        12 EAST 41ST STREET, SUITE 700
                           NEW YORK, NEW YORK  10017
                           _________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 18, 1998
                           _________________________

To the Stockholders of
ANNALY MORTGAGE MANAGEMENT, INC.:

     The 1998 Annual Meeting of Stockholders of Annaly Mortgage Management, Inc. will be held at the Grand Hyatt New York, Park Avenue at Grand Central, New York, New York 10017, in the Alvin Room, on Monday May 18, 1998 at 9:00 a.m., New York time, for the following purposes:

     (1) To elect nine directors. If the proposed amendment to the Company's by-laws providing for a classified Board are adopted, the nine directors will be elected to a classified Board, with the Class I directors being elected initially for a one-year term, the Class II directors being elected initially for a two-year term and the Class III directors being elected initially for a three-year term.

     (2) To approve an amendment to the Company's by-laws providing for the classification of the Board of Directors into three classes, with members of each class serving staggered three-year terms.

     (3) To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year.

     (4) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Provision is made on the enclosed proxy card for your direction as to the matters set forth as Items (1), (2) and (3) above. Further information concerning these matters is set forth in the accompanying Proxy Statement.

     Holders of record of the Company's Common Stock at the close of business on March 16, 1998 are entitled to receive notice of and to vote at the 1998 Annual Meeting of Stockholders and at any postponement or adjournment thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT AT THE ANNUAL MEETING.


                                    By order of the Board of Directors


                                    MICHAEL A. J. FARRELL
                                    Chairman of the Board and
                                    Chief Executive Officer

New York, New York
March 25, 1998

                       ANNALY MORTGAGE MANAGEMENT, INC.
                        12 EAST 41ST STREET, SUITE 700
                           NEW YORK, NEW YORK  10017
                            _______________________

                      1998 ANNUAL MEETING OF STOCKHOLDERS
                            _______________________


                                PROXY STATEMENT

                                 SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Annaly Mortgage Management, Inc. (the "Company"), to be voted at the 1998 Annual Meeting of Stockholders to be held at the Grand Hyatt New York, Park Avenue at Grand Central, New York, New York 10017, in the Alvin Room, on Monday May 18, 1998, at 9:00 a.m., New York time, and any postponements or adjournments thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy are being sent to stockholders commencing on or about March 25, 1998. The principal executive offices of the Company are located at 12 East 41st Street, Suite 700, New York, New York 10017.

     Solicitation will be primarily by mail but may also be made by personal interview, by telephone, by telegraph, by telex, or by telecopier, in each case by officers and employees of the Company who will not be additionally compensated therefor. The Company will request persons such as brokers, nominees and fiduciaries, holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and request authority for the execution of the proxy. The total cost of soliciting proxies will be borne by the Company.


                                 VOTING

     Only holders of record of common stock, par value $0.01 per share, of the Company ("Common Stock") at the close of business of March 16, 1998, the record date, will be entitled to vote at the meeting. On the record date, there were 12,713,900 shares of Common Stock outstanding, and each holder of shares of Common Stock will be entitled to one vote at the meeting for each share registered in such stockholder's name. Holders of Common Stock are not entitled to cumulate their votes on any matter to be considered at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the record date constitutes a quorum for the transaction of business at the meeting.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of directors to serve until the 1999, 2000 or 2001 annual meeting of stockholders, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to the other proposals to be voted upon, stockholders may vote in favor of the proposals, against the proposals or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees, FOR the proposed amendment to the Company's by-laws to adopt a classified Board of Directors and FOR the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year. Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Approval of the proposed amendment to the Company's by-laws and the ratification of the selection of the Company's independent auditors will require the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote. Thus, in the case of approval of the these two proposals, abstentions will have the same effect as a negative vote, but abstentions will have no effect on the vote for election of directors. Broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote.

     A stockholder who submits a proxy may revoke it at any time prior to the voting of the proxy by written notice to the Secretary of the Company or by attending the meeting and voting the stockholder's shares in person.

     After the initial mailing of this Proxy Statement, proxies may be solicited by telephone, telegram or personally by directors, officers and other employees of the Company (who will not receive any additional compensation therefor). All expenses with respect to this solicitation of proxies, including printing and postage costs, will be paid by the Company. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxies and the proxy material to their principals, and the Company will, upon request, reimburse them for their reasonable expenses in doing so. The Company may engage an outside proxy soliciting firm to assist in the solicitation of proxies. The Company will pay reasonable fees and out-of-pocket costs and expenses if it elects to engage such a firm.


                                  PROPOSAL I

                             ELECTION OF DIRECTORS

     At this Annual Meeting, the stockholders will vote to elect three Class I directors, whose terms will expire at the 1999 Annual Meeting, three Class II directors, whose terms will expire at the 2000 Annual Meeting, and three Class III directors, whose terms will expire at the 2001 Annual Meeting (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect Spencer I. Browne, John S. Grace and Wellington J. St. Claire as Class I directors, Kevin
P. Brady, Timothy J. Guba and Donnell A. Segalas as Class II directors, and Michael A.J. Farrell, Jonathan D. Green and John A. Lambiase as Class III directors, unless authority to vote for the election of any or all of the
nominees is withheld by marking the proxy to that effect.   All of these
individuals currently are directors of the Company.

     If Proposal II, the proposed amendment to the Company's by-laws to provide for the classification of the Board of Directors, is not adopted, all nine directors will be elected for a one-year term expiring at the 1999 Annual Meeting of stockholders (subject to the election and qualification of their successors or to their earlier death, resignation or removal).

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF DIRECTORS

     The Board of Directors of the Company recommends a vote FOR Spencer I. Browne, John S. Grace and Wellington J. St. Claire as directors to hold office until the 1999 Annual Meeting of stockholders and until their respective successors are duly elected and qualified, FOR Kevin P. Brady, Timothy J. Guba and Donnell A. Segalas as directors to hold office until the 2000 Annual Meeting of stockholders and until their respective successors are duly elected and qualified, and FOR Michael A. J. Farrell, Jonathan D. Green and John A. Lambiase as directors to hold office until the 2001 Annual Meeting of stockholders and until their respective their respective successors are duly elected and qualified. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.


                     NOMINEES FOR DIRECTOR OF THE COMPANY

     Set forth below are the names and certain information with respect to each nominee for Director of the Company.

NOMINEES FOR CLASS I DIRECTORS (NOMINATED FOR INITIAL TERM EXPIRING AT THE 1999 ANNUAL MEETING)

     Spencer I. Browne, age 48, was elected on January 28, 1997 to serve as a director of the Company. Mr. Browne has held various executive and management positions with several publicly traded companies engaged in businesses related to the residential and commercial mortgage loan industry . From August 1988 until September 1996, Mr. Browne served as President, Chief Executive Officer and a director of Asset Investors Corporation ("AIC"), a New York Stock Exchange traded company he co-founded in 1986. He also served as President, Chief Executive Officer and a director of Commercial Assets, Inc., an American Stock Exchange traded company affiliated with AIC, from its formation in October 1993 until September 1996. In addition, from June 1990 until March 1996, Mr. Browne served as President and a director of M.D.C. Holdings, Inc., a New York Stock Exchange traded company and the parent company of a major homebuilder in Colorado.

     John S. Grace, age 40, was elected on June 26, 1997 to serve as a director of the Company. For the past five years, Mr. Grace has been the Chairman of Sterling Grace Corporation, Co-Chairman of Associated Asset Management, Inc. and general partner of Anglo American Securities Fund, L.P. Mr. Grace is also a director of the Cold Spring Harbor Laboratory Association, a genetic research institute, and a director of Andersen Group, Inc. Mr. Grace has also served as governor of the Foundation for Advanced Information and Research of Tokyo, a research center whose membership includes senior executives from Japanese companies, and as a trustee of the Ford Theater in Washington, D.C.

     Wellington J. St. Claire, age 34, was elected on December 5, 1996 to serve as Vice Chairman of the Board, and a director of the Company with responsibility for managing the portfolio of the Company. She has been Senior Vice President of FIDAC from March 1995 to the present and Treasurer since July 1994. From July 1994 through March 1995 she was a Vice President of FIDAC. Ms. St. Claire has been the portfolio manager for the Floating Rate Fund since its inception in August 1994. Prior to joining FIDAC, from March 1992 to July 1994, Ms. St. Claire had been Vice President responsible for asset selection and financing at Citadel Funding Corporation. Prior to joining Citadel she had been a trader on the Mortgage-Backed Securities desk at Schroder Wertheim and Co., Inc. She has attended the New York Institute of Finance for intense Mortgage-Backed Securities studies.

NOMINEES FOR CLASS II DIRECTORS (NOMINATED FOR INITIAL TERM EXPIRING AT THE 2000 ANNUAL MEETING)

     Kevin P. Brady, age 42, was elected on January 28, 1997 to serve as a director of the Company. Mr. Brady is the principal of KPB Associates Inc., an accounting firm which specializes in corporate taxation. Mr. Brady founded KPB Associates Inc. in December 1993. From July 1986 through November 1993, Mr. Brady worked for Price Waterhouse LLP in New York City where he specialized in international tax structures and financial reporting and held a number of senior management positions. Prior to joining Price

Waterhouse LLP, Mr. Brady worked in the corporate tax department of Merck & Co. Mr. Brady is a Certified Public Accountant.

     Timothy J. Guba, age 40, was elected on December 5, 1996 to serve as President, Chief Operating Officer and a director of the Company. Mr. Guba joined Fixed Income Discount Advisory Company, a registered investment advisor ("FIDAC"), in March 1995 as a Senior Vice President, to assist FIDAC's financial institutional clients with securities financing management. From April 1991 to December 1994, Mr. Guba worked as a Vice President at Paine Webber Inc. in its Taxable Fixed Income Department specializing in Mortgage-Backed Securities. Mr. Guba was President of JPC Brokers Inc., a subsidiary of Fundamental Brokers, from 1988 through 1991. He was responsible for a staff of 35 employees and a daily transactional volume of over $300 million in Mortgage-Backed Securities. Mr. Guba was a Senior Vice President at L.F. Rothschild Mortgage Capital from 1986 to 1988, specializing in trading of mortgage pass-through certificates, where he established L.F. Rothschild as a member in the FNMA and FHLMC selling groups. Mr. Guba began his career in 1980 at Morgan Guaranty Trust Company in the Treasurer's Department trading various money market instruments. Mr. Guba has a BS in Finance and Business Management from Cornell University.

     Donnell A. Segalas, age 40, was elected on January 28, 1997 to serve as a director of the Company. Mr. Segalas is a Senior Partner of Beaconsfield Capital, L.L.C., a cross border mergers and acquisitions and corporate financial advisory firm which he co-founded in June 1997. Mr. Segalas is also Managing Partner of Beaconsfield Partners, L.L.C., a wholly-owned subsidiary of Beaconsfield Capital, which is engaged in private equity investing in the United States and Mexico. Prior to his co-founding of Beaconsfield Capital and Beaconsfield Partners, Mr. Segalas was a Managing Director at Rodman & Renshaw, Inc. in the Mortgage- Backed Securities Department from 1994 to June 1997. In December 1995, Mr. Segalas was also given the additional responsibility to manage Rodman & Renshaw's Structured Finance Group. From 1990 to 1994, Mr. Segalas served as Senior Vice President in the Mortgage-Backed Securities Department at Tucker Anthony, Inc., where he co-managed the firm's Structured Finance Group. Prior to that time, Mr. Segalas had been a Senior Vice President at Smith Barney, Inc. and Corporate Vice President at Drexel Burnham Lambert.

NOMINEES FOR CLASS III DIRECTORS (NOMINATED FOR INITIAL TERM EXPIRING AT THE 2001 ANNUAL MEETING)

     Michael A. J. Farrell, age 46, was elected on December 5, 1996 to serve as Chairman of the Board and Chief Executive Officer of the Company. Since July 1994, he has been the President and CEO of FIDAC. He is a member of the board of directors of the U.S. Dollar Floating Rate Fund. Prior to founding FIDAC, from February 1992 to July 1994, Mr. Farrell served as President of Citadel Funding Corporation. From April 1990 to January 1992, Mr. Farrell was a Managing Director for Schroder Wertheim & Co. Inc. in the Fixed Income Department. In addition to being the former Chairman of the Primary Dealers Operations Committee of the Public Securities Association (from 1981 through 1985) and its Mortgage Backed Securities Division, he is a former member of the Executive Committee of its Primary Dealers Division. Prior to his employment with Schroder Wertheim, Mr. Farrell had been President of L.F. Rothschild Mortgage Capital, Inc., Vice President of Trading at Morgan Stanley and Co., Inc., and Senior Vice President of Merrill Lynch and Co., Inc. Mr. Farrell began his career at E.F. Hutton and Company in 1971. Mr. Farrell has 25 years of experience in fixed income trading, management and operations.

     Jonathan D. Green, age 51, was elected on January 28, 1997 to serve as a director of the Company. Mr. Green has been the President and Chief Executive Officer of Rockefeller Center Management Corporation ("RCMC") and Rockefeller Center Development Corporation ("RCDC"), subsidiaries of The Rockefeller Group ("RGI"), from July 1995 to the present. Mr. Green joined RGI in 1980 as Assistant Vice

President and Real Estate Counsel, was appointed Vice President,
Secretary and General Counsel in 1983, and was elected Chief Corporate Officer in 1991. As President of RCMC, Mr. Green is responsible for all aspects of RGI's real estate ownership and management interests in Rockefeller Center in midtown Manhattan. As President of RCDC, Mr. Green oversees RGI's real estate development projects including the International Trade Center in Morris County, New Jersey and Rockefeller Plaza West in midtown Manhattan. Before joining RGI, Mr. Green was affiliated with the New York City law firm of Thacher, Proffitt & Wood.

     John A. Lambiase, age 58, was elected on January 28, 1997 to serve as a director of the Company. Mr. Lambiase was Managing Director in Global Operations at Salomon Brothers from 1985 through his retirement in 1991. Mr. Lambiase joined Salomon in 1979 as Director of Internal Audit. Mr. Lambiase has served as Chairman of the Mortgage-Backed Securities Clearance Corporation, a member of the board of directors of Prudential Home Mortgage and a member of the Board of the National Securities Clearance Corporation, and was a founding director and Chairman of the Participation Trust Company. Mr. Lambiase also served on Salomon's Credit Committee. Prior to joining Salomon, from 1972 through 1979, Mr. Lambiase was President of Loeb Rhodes Wall Street Settlement Corporation with responsibility for securities clearance of over 130 member firms. Prior to Loeb Rhodes, Mr. Lambiase had been the Chief Financial Officer and a General Partner of W.E. Hutton. Mr. Lambiase is a certified public accountant.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Company consists of Messrs. Browne, Lambiase and Segalas. The Compensation Committee is charged with administering the Company's Long-Term Stock Incentive Plan and recommending to the Board of Directors changes to that Plan. The Compensation Committee is also charged with approving compensation for officers of the Company.

     The Audit Committee of the Company consists of Messrs. Brady, Green and Lambiase. The Audit Committee is charged with recommending to the Board of Directors the engagement or discharge of independent public accountants, reviewing the plan and results of the auditing engagement with the Chief Financial Officer of the Company and the independent public accountants, and reviewing with the Chief Financial Officer of the Company the scope and nature of the Company's internal auditing system.

     The Nominating Committee of the Company consists of Messrs. Brady, Farrell and Guba. The function of the Nominating Committee is to recommend to the Board of Directors persons to be nominated as directors or to be elected to fill
vacancies on the Board.   The Nominating Committee will consider nominees
recommended by stockholders of the Company. Such recommendations shall be submitted in writing to the Secretary of the Company.

     During the fiscal year ended December 31, 1997, the Board of Directors held six meetings. Each Director attended at least 75% of the aggregate number of meetings held by the Board which he or she was eligible to attend. During 1997, the Compensation, Audit and Nominating Committees of the Board did not meet. Rather, all actions of the Board were adopted at meetings of the full Board or by unanimous written consent of the entire Board of Directors.

COMPENSATION OF DIRECTORS

     The Company pays an annual director's fee to each director who is not an officer or employee of the Company (an "Independent Director") equal to $10,000, a fee of $500 for each meeting of the Board of Directors of any Committee attended by each Independent Director (or $250 for any meeting at which the

Director participates by conference telephone call) and reimbursement of costs and expenses of all directors for attending such meetings. Directors who are not officers or employees of the Company do not receive an annual director's fee or a fee for attending Board or Committee meetings.

     The Company's Long-Term Stock Incentive Plan provides that each Independent Director, upon appointment to the Board of Directors, receives a non-discretionary automatic grant of non-qualified stock options for the purchase of 5,000 shares of Common Stock, which options vest in four equal installments over a period of four years form the date of grant. In addition, each Independent Director is entitled to receive on June 26 of each year that he or she serves as a director of the Company options to purchase an additional 1,250 shares of Common Stock, which options vest on the date of grant. The exercise price for each option is the fair market value of the Company's Common Stock as of the date on which the option is granted.


                           MANAGEMENT OF THE COMPANY

Name                       Position with the Company
----                       -------------------------

Michael A. J. Farrell      Chairman of the Board and Chief Executive Officer

Timothy J. Guba            President and Chief Operating Officer

Wellington J. St. Claire   Vice Chairman of the Board

Kathryn F. Fagan           Chief Financial Officer and Treasurer

     Biographical information regarding Mr. Farrell, Mr. Guba and Ms. St. Claire is provided above. Certain biographical information for Ms. Fagan is set forth below.

     Kathryn F. Fagan, age 31, was employed by the Company on March 31, 1997 in the positions of Chief Financial Officer and Treasurer. From June 1, 1992 to February 28, 1997, Ms. Fagan was Chief Financial Officer and Controller of First Federal Savings & Loan Association of Opelousas, Louisiana. First Federal is a publicly-owned savings and loan which converted to the stock form of ownership during her employment period. Ms. Fagan's responsibilities at First Federal included all financial reporting, including reports for internal use and reports required by the Commission and the Office of Thrift Supervision. Her duties also included asset/liability management, internal control compliance and the management of First Federal's investment portfolio. During the period from September 1988 to May 1992, Ms. Fagan was employed as a bank and savings and loan auditor by John S. Dowling & Company, a corporation of Certified Public Accountants. Ms. Fagan is a Certified Public Accountant and has a Masters Degree in Business Administration.


                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of February 9, 1998, relating to the beneficial ownership of the Common Stock by (i) all persons known by the Company to beneficially own more than 5% of the outstanding shares of the Common Stock, (ii) each executive officer and director of the Company and
(iii) all officers and directors of the Company as a group.   Except as
otherwise indicated, to the

Company's knowledge, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.


                                                                              SHARES
                                                                         BENEFICIALLY OWNED
                                                                        -------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                 NUMBER               Percent
------------------------------------                           -------------------      ------------
Michael A.J. Farrell
  Annaly Mortgage Management, Inc.
  1500 Harbor Blvd.
  Weehawken, NJ  07087.......................................           66,788(1)             *

Timothy J. Guba
  Annaly Mortgage Management, Inc.
  1500 Harbor Blvd.
  Weehawken, NJ  07087.......................................           45,314(1)             *

Wellington J. St. Claire
  Annaly Mortgage Management, Inc.
  1500 Harbor Blvd.
  Weehawken, NJ  07087.......................................           43,288(1)             *

Kathryn F. Fagan
  Annaly Mortgage Management, Inc.
  1500 Harbor Blvd.
  Weehawken, NJ 07087........................................            1,100                *

Kevin P. Brady
  KPB Associates
  12 Macatom Drive
  Cranford, NJ  07016-1632...................................            4,000(2)(3)          *

Spencer I. Browne
  Strategic Asset Management LLC
  650 South Cherry Street
  Denver, CO  80222..........................................           10,000(2)             *

John S. Grace
  55 Brookville Road
  P.O. Box 163
  Glen Head, NY  11545-0163..................................          126,250(4)(5)          *

Jonathan D. Green
  Rockefeller Group
  1230 Avenue of the Americas, 5th Floor
  New York, NY  10017........................................            5,000(2)             *

John A. Lambiase
  1489 Sweetbay Circle
  Palm City, FL  34990.......................................
                                                                        12,500(2)             *
Donnell A. Segalas
  Village Road
  New Vernon, NJ 07976.......................................           18,400(2)             *



                                                                              SHARES
                                                                         BENEFICIALLY OWNED
                                                                        -------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                 NUMBER               Percent
------------------------------------                           -------------------      ------------
Friedman, Billings, Ramsey Group, Inc.
  1001 19th Street North
  Arlington, VA  22209.......................................        1,545,700(6)          12.2%

All Executive Officers and Directors as a Group
  (10 persons)...............................................          332,640(1)(2)        2.6%
                                                                              (3)(4)(5)




-----------------------
*   Represents beneficial ownership of less than one percent of the Common Stock.
(1) Includes 19,688 shares of Common Stock subject to vested options granted under the Company's Incentive Plan to each of the following officers of the
    Company:  Michael A. J. Farrell, Timothy J. Guba and Wellington J. St.
    Claire.

(2) Includes 2,500 shares of Common Stock subject to vested options granted under the Company's Incentive Plan to each of the following non-employee directors of the Company: Kevin P. Brady; Spencer I. Browne; Jonathan D.
    Green; John A. Lambiase and Donnell A. Segalas.

(3) Includes 1,500 shares of Common Stock held by certain members of Mr. Brady's immediate family.

(4) Includes 1,250 shares of Common Stock subject to vested options granted to John S. Grace under the Company's Incentive Plan.

(5) Includes 35,000 shares held by Sterling Grace Capital Management, L.P., as to which Mr. Grace may be deemed to have sole voting and dispositive power, and 35,000 shares held by Anglo-American Securities Fund, L.P., 20,000 shares held by Drake Associates, L.P. and 10,000 shares held by Diversified
    Long Term Growth Fund, L.P., as to which Mr. Grace may be deemed to have shared voting and dispositive power. Mr. Grace disclaims beneficial ownership of all shares held by such limited partnerships in excess of his pecuniary interest.

(6) Includes 650,000 shares held by Friedman, Billings, Ramsey & Co., Inc. ("FBR
    Co."), 708,700 shares held by FBR Ashton, Limited Partnership ("Ashton"),
    177,000 shares held by FBR Opportunity Fund, Ltd. Class A (the "Opportunity
    Fund") and 10,000 shares held by a principal of Friedman, Billings, Ramsey
    Group, Inc. ("FBR Group").  FBR Co. is an indirect wholly-owned subsidiary of FBR Group.  Friedman Billings Ramsey Investment Management, Inc. ("FBR
    Investment"), an indirect wholly-owned subsidiary of FBR Group, is a general partner of Ashton and acts as a discretionary investment manager to Ashton.
    FBR Offshore Management, Inc. ("FBR Offshore"), also an indirect wholly-
    owned subsidiary of FBR Group, serves the Opportunity Fund as a
    discretionary investment manager.   FBR Group may be deemed to own
    beneficially (as defined in Rule 13d-3 promulgated under the Securities
    Exchange Act of 1934, as amended) the shares of Common Stock owned beneficially by FBR Co., Ashton and the Opportunity Fund.  FBR Group and its
    subsidiaries, including FBR Co., FBR Investment and FBR Offshore, disclaim beneficial ownership of all shares of Common Stock in excess of their respective pecuniary interests and for all other purposes.

                                 EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The aggregate compensation paid or accrued by the Company during the Company's fiscal year ended December 31, 1997 to the Chief Executive Officer of the Company is set forth in the following table

(the "Named Executive Officer"). None of the other officers of the Company during fiscal year 1997 received compensation in salary and bonus which exceeded $100,000.


                          SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                   COMPENSATION(1)(2)
                                                                                   ------------------
                                                                                        AWARDS
                                                                                 ---------------------
                                                                                 SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION            YEAR           ANNUAL COMPENSATION           OPTIONS/SARs(#)
---------------------------            ----           -------------------        ---------------------
Michael A.J. Farrell,                   1997                $103,750                     78,750
  Chairman of the Board and
  Chief Executive Officer(1)

(1) At December 31, 1997, Mr. Farrell held 47,100 shares of restricted stock with a value (based on the closing market price of the Company's Common Stock on December 31, 1997, which was $11.00 per share) of $518,100. Dividends are paid on restricted stock when and as paid on the Company's Common Stock.

(2) The named executive officer did not receive perquisites or benefits which totaled the lesser of $50,000 or 10% of their respective salary plus bonus payments.

OPTIONS GRANTED

     The following table sets forth, as to the named executive officer, with respect to the fiscal year ended December 31, 1997, information relating to the grants of stock options. All of such options were granted pursuant to the Company's Long-Term Stock Incentive Plan.


                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                       INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE VALUE
                          -------------------------------------------------------------------------     AT ASSUMED ANNUAL RATES
                              NUMBER OF          PERCENT OF TOTAL                                               OF STOCK
                             SECURITIES           OPTIONS/SARs                                           PRICE APPRECIATION FOR
                             UNDERLYING             GRANTED TO        EXERCISE OR                              OPTION TERM
                            OPTIONS/SARs            EMPLOYEES          BASE PRICE      EXPIRATION       -----------------------
NAME                         GRANTED (#)          IN FISCAL YEAR         ($/SH)           DATE             5% ($)      10% ($)
----------                -----------------     ------------------   --------------   ------------      -----------------------
Michael A.J. Farrell          66,750(1)                27.3%             $ 4           1/02/2002            $43,098    $124,306
                              12,000(2)                 4.9%             $10           1/21/2002               0           0

---------------------
(1) On January 2, 1997, the Company granted to Mr. Farrell incentive stock options to purchase 66,750 shares of Common Stock at an exercise price of $4.00 per share. These options vest in four equal installments on January 2, 1998, 1999, 2000 and 2001, subject to the approval of the Board in its discretion each year. Any options which have not vested during the four-year period commencing from the date of grant will vest automatically on January 2, 2001. Such options were granted pursuant to the Company's Long-Term Stock Incentive Plan.

(2) On January 21, 1997, the Company granted to Mr. Farrell incentive stock options to purchase, at an exercise price of $10.00 per share, 12,000 shares of Common Stock. These options vest in four equal installments on January 21, 1998, 1999, 2000 and 2001, subject to the approval of the Board in its discretion each year. Any options which have not vested during the four-year period commencing from the date of grant will vest automatically on January 21, 2001. Such options were granted pursuant to the Company's Long-Term Stock Incentive Plan.

EXERCISES AND VALUES OF OPTIONS

     No options were exercised in 1997 by the named executive officer. The following table sets forth the value of options held at the end of 1997 by the named executive officer:


                        FISCAL YEAR ENDED DECEMBER 31, 1997 OPTION VALUES

                            NUMBER OF SHARES UNDERLYING           VALUE OF UNEXERCISED IN-THE-
                               UNEXERCISED OPTIONS AT                  MONEY OPTIONS AT
                                DECEMBER 31, 1997(#)                DECEMBER 31, 1997($)(1)
                            -----------------------------        -------------------------------
NAME                        EXERCISABLE     UNEXERCISABLE        EXERCISABLE       UNEXERCISABLE
----                        -----------     -------------        -----------       -------------
Michael A.J. Farrell          19,688            59,062             $119,816           $359,434

-----------------
(1) Based on the closing sale price of the Company's Common Stock on the New York Stock Exchange on December 31, 1997 ($11.00 per share).

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with Mr. Farrell, Mr. Guba, Ms. St. Claire and Ms. Fagan. Each employment agreement provides for a term through December 31, 1999 and will be automatically extended for an additional year at the end of each year of the employment agreement, unless either the Company or the officer provides a prescribed prior written notice to the contrary. The Employment Agreements provide for annual salaries to Mr. Farrell, Mr. Guba, Ms. St. Claire and Ms. Fagan based upon the book value of the Company. Mr. Farrell's Employment Agreement provides for an annual salary equal to 0.20% of the book value of the Company, subject to a maximum per annum amount of $250,000; Mr. Guba's and Ms. St. Claire's Employment Agreements provide for annual salaries equal to 0.17% of the book value of the Company, subject to a maximum per annum amount of $200,000; and Ms. Fagan's Employment Agreement provides for an annual salary equal to 0.10% of the book value of the Company, subject to a maximum per annum amount of $125,000. The Company's "book value" is defined in the Employment Agreements as the aggregate amounts reported on the Company's balance sheet as "Stockholders' Equity", excluding any adjustments for valuation reserves (i.e., changes in the value of the Company's portfolio of investments as a result of mark-to-market valuation changes).

     Base salary is evaluated quarterly by the Board of Directors or the Compensation Committee and upon the raising of additional equity. The maximum salary caps may be raised at the discretion of the Board or the Compensation Committee. Base salary can also be lowered at management's discretion based upon the Company's cash flow needs. To date, the Board of Directors has not revised the salary caps set forth in the employment agreements.

     Pursuant to the employment agreements, the named executive officers are entitled to participate in the Company's benefit plans, including the Company's Long-Term Stock Incentive Plan. In addition, the Board of Directors has established a bonus incentive compensation plan for executive officers of the Company. This program permits the Board of Directors, in its discretion, to award cash bonuses annually to executive officers of the Company.

     Each employment agreement provides for the subject officer to receive his or her base salary and bonus compensation to the date of the termination of employment by reason of death, disability or resignation and to receive base compensation to the date of the termination of employment by reason of a termination of employment for cause as defined in the employment agreement.
Each employment agreement also provides for the subject officer to receive, in the event that the Company terminates the subject officer's employment without cause, or if the subject officer resigns for "good reason" (as defined in the employment agreement, including the occurrence of a "Change of Control" of the Company as defined in the employment agreement), an amount, 50% payable immediately and 50% payable in monthly installments over the succeeding twelve months, equal to three times the greater of such officer's combined maximum salary base and actual bonus compensation for the preceding fiscal year or the average for the three preceding years of such officer's combined actual base salary and bonus compensation, subject in each case to a maximum amount of 1% of the Company's book equity value (exclusive of valuation adjustments) and a minimum amount of $250,000. Section 280G of the Code may limit the deductibility of such payments by the Company for Federal income tax purposes. Each employment agreement also contains a "non-compete" provision prohibiting the subject officer from managing, controlling, participating in or operating a competing REIT for a period of one year following termination of employment following the Company's termination of the subject officer without cause or resignation of the subject officer for "good reason" (including a "Change of Control"). Providing services to Fixed Income Discount Advisory Company (an affiliate of the Company) and its customers is expressly excluded from operation of the "non-compete" provision. In addition, all outstanding options and other awards granted to the subject officer under the Company's's Long-Term Stock Incentive Plan shall immediately vest upon his or her termination without cause or termination for "good reason" (including upon a "Change of Control").
"Change of Control" for purposes of the agreements would include a merger or consolidation of the Company, a sale of all or substantially all of the assets of the Company, changes in the identity of a majority of the members of the Board of Directors of the Company (other than due to the death, disability or age of a director) or acquisitions of more than 9.8% of the combined voting power of the Company's capital stock, subject to certain limitations. Each agreement requires that the subject officer act in accordance with provisions of Maryland law relating to corporate opportunities.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised solely of the following outside directors: Spencer I. Browne, John A. Lambiase and Donnell A. Segalas. None of them has served as an officer or employee of the Company or any affiliate or has any other business relationship or affiliation with the Company, except his service as a director.

REPORT OF THE COMPENSATION COMMITTEE

     The Company's compensation structure for its executive officers has been developed with consideration for the following objectives:

     1. Incentives for Management to Maximize Company Performance. The Company has designed its compensation policy to provide the proper incentives to management to maximize the Company's performance in order to serve the best interests of the Company's stockholders. The Company has sought to achieve this objective through the granting of options under the Company's Long-Term Stock Incentive Plan. To date, executive officers of the Company have been granted options to purchase, in the aggregate, 236,250 shares of Common Stock of the Company with exercise prices ranging from $4.00 to $10.00. These options vest in four equal installments over a period of four years from the date of grant.

     The Company's Board also has adopted a bonus incentive compensation program for executive officers of the Company. This program permits the Board's Compensation Committee, in its discretion, to award bonuses annually to each of the executive officers of the Company based upon the officer's or the Company's performance, or such other factors as the Compensation Committee determines to be appropriate. As of the end of 1997, no bonuses had been granted under this program. The Committee, with the assistance of Human Resources Inc., an outside compensation consultant engaged by the Company, has developed guidelines for awards for 1998. Such awards will be based primarily upon increases in net equity of the Company because the Committee believes that the Company's ability to raise additional equity will be related to the Company's financial success and its ability to meet financial expectations. The Committee, at present, has determined that awards should be based upon increases in net equity, rather than net income, because of the Committee's belief that short-term increases in net income which may result from excess leverage would not promote the long-term success of the Company. Awards under the bonus plan may be in cash, stock or options as determined appropriate by the Compensation Committee.

     2. Long-Term Commitment of Company Management. The Committee believes that the long-term commitment of its current management team will be a crucial factor in the Company's future performance. This team includes Messrs. Farrell and Guba, and Ms. St. Claire, who have worked together at FIDAC since March 1995 and at the Company since the Company's incorporation in November 1996 and the Company's commencement of operations in February 1997. To ensure the long-term commitment of its management team, the Company, with the approval of the Board and the Committee, has entered into employment agreements with Messrs. Farrell and Guba and Mss. St. Claire and Fagan. Each of these agreements provides for a term through December 31, 1999 with automatic one-year extensions unless either the Company or the officer provides written notice to the contrary. The Committee also believes that the four-year vesting term for the options granted to management will promote the long-term commitment of the current management team.

     3. Net Income to Stockholders. The Company's net income is a function of various factors, including the difference between interest income on the Company's assets and interest expense on the Company's borrowings ("net interest income"). Net interest income, in turn, is a function of various factors, including the Company's total and net assets and the prepayment rate of the mortgages backing the Company's assets. The Company's net income is also determined, in part, by the percentage which the Company's operating expenses bear to the Company's net interest income.

     With these considerations in mind, the Board established the executive officers' base salaries as a percentage of the Company's net assets or "book value." Mr. Farrell's base salary was established as 0.20% of the Company's book value; Mr. Guba and Ms. St. Claire's salaries were established as 0.17% of the Company's book value; and Ms. Fagan's base salary was established as 0.10% of book value. The Committee believes that this formula resulted in the officers of the Company being compensated at substantially lower levels prior to the consummation of the Company's initial public offering; however, the Company believes that this was necessary to ensure that operating expenses of the Company as a percentage of net interest income would not be excessive.

     4. Comparability with Competitors' Compensation Structures. In assisting the Company to develop guidelines for the Company's bonus incentive program, the compensation consultant engaged by the Company looked to the compensation structures of other publicly-held mortgage REITS and other publicly-held companies in the financial services industry. The Company believes its management compensation structure, generally, is consistent with the management compensation structure of comparable companies. The Company will continue to monitor that it compensation structure is consistent with the compensation structure of its competitors.

     The foregoing report has been furnished by the current members of the Compensation Committee, being:

     Spencer I. Browne     John A. Lambiase     Donnell A. Segalas

PERFORMANCE ANALYSIS

     The following graph provides a comparison of the cumulative total stockholder return among the Company, the Standard & Poor's Composite-500 Stock Index ("S&P 500") and the BBG REIT Mortgage Index (the "BBG Index"), an industry index of 11 tax-qualified mortgage REITs. The comparison is for the period from October 8, 1998 (the date on which the Company's Common Stock commenced trading on the New York Stock Exchange) to December 31, 1997 and assumes the reinvestment of any dividends. The initial price of the Company's Common Stock shown in the graph below is based upon the price to public of $12.00 in the Company's initial public offering on October 8, 1997. The closing price of the Company's Common Stock quoted on the New York Stock Exchange at the close of business on October 8, 1997 was $12.63 per share. Upon written request, the Company will provide stockholders with a list of the REITs included in the BBG Index. The historical information set forth below is not necessarily indicative of future performance.



                               10/8/97               12/31/97
                             ----------             -----------
Annaly .................        100                     87

S&P 500 Index ..........        100                     98

BBG REIT Mortgage ......        100                     78

CERTAIN TRANSACTIONS

     Messrs. Farrell and Guba, and Ms. St. Claire, are actively involved in the management of Fixed Income Discount Advisory Company, a registered investment adviser ("FIDAC"). Mr. Farrell is the sole stockholder of FIDAC. The Company shares with FIDAC office space and certain office expenses, such as lease payments and utilities charges, at cost on a pro rata basis based on the relative use of such facilities and services by the Company and FIDAC. For 1997, $81,000 of the costs for lease payments and utilities charges were allocated to the Company and $56,000 of such costs were allocated to FIDAC.

     Friedman, Billings, Ramsey & Co., Inc. ("FBR") and certain of its affiliates may be deemed to own beneficially (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) more than 5% of the Company's Common Stock. FBR acted as initial purchaser in the Company's private offering of 3,600,000 shares, at $10.00 per share, which was consummated on February 18, 1997. FBR received an initial purchaser's discount equal to
 .$70 per share, or $2,520,000 in the aggregate, in the transaction. FBR also acted as lead underwriter in the Company's initial public offering of 8,946,100 shares, at $12.00 per share, which was consummated on October 14, 1997. FBR was allocated ______ shares in the offering. FBR received an underwriting discount in the offering equal to $0.84 per share, or $_______ in the aggregate. FBR also acted as underwriter in connection with the sale of an aggregate of 845,000 shares by certain stockholders of the Company which was consummated simultaneously with the Company's initial public offering. FBR received an underwriting discount equal to $0.12 per share, or $101,400 in the aggregate, in connection with such offering by certain stockholders of the Company.

                                  PROPOSAL II

                      AMENDMENT TO THE COMPANY'S BY-LAWS
                TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS

     The Company's Board of Directors has unanimously approved and recommended that the stockholders of the Company approve an amendment and restatement of
Article IV, Section 1 of the Company's by-laws which would provide for the classification of the Board of Directors into three classes of directors with staggered terms of office (the "Classified Board Provision").

     A copy of the Classified Board Provision is attached as Annex A to this Proxy Statement, and stockholders are urged to review it carefully. The Board of Directors reserves the right to make minor revisions to the text of the Classified Board Provision, provided such revisions do not materially alter the meaning or effect of the Classified Board Provision.

     The Board of Directors has approved the amendment and restatement of
Article IV, Section 1 of the Company's by-laws to add the Classified Board Provisions.

     The Company's by-laws now provide that all directors are to be elected annually for a term of one year. Maryland law permits provisions in a certificate of incorporation or by-law approved by stockholders that provide for a classified board of directors. The Classified Board Provision would amend the Company's by-laws to provide that directors will be classified into three classes, with each class to consist of three directors. One class would hold office initially for a term expiring at the 1999 Annual Meeting of Stockholders; another class would hold office initially for a term expiring at the 2000 Annual Meeting; and another class would hold office initially for a term expiring at the 2001 Annual Meeting. At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after the election and until their successors have been duly elected and qualified. See Proposal I, "Election of Directors" as to the initial composition of each class of directors if this proposal is adopted.

     The proposed Classified Board Provision will significantly extend the time required to effect a change in control of the Board of Directors and may discourage hostile takeover bids for the Company. Currently, a change in control of the Board of Directors can be made by stockholders holding a plurality of the votes cast at a single Annual Meeting. If the Company implements a classified board of directors, it will take at least two Annual Meetings for even a majority of stockholders to make a change in control of the Board of Directors, because only a minority of the directors will be elected at each meeting.

     ADVANTAGES. The Classified Board Provision is designed to assure continuity and stability in the Board of Directors' leadership and policies. While management has not experienced any problems with such continuity in the past, it wishes to ensure that this experience will continue. The Board of Directors also believes that the Classified Board Provision will assist the Board of Directors in protecting the interests of the Company's stockholders in the event of an unsolicited offer for the Company.

     DISADVANTAGES. Because of the additional time required to change control of the Board of Directors, the Classified Board Provision will tend to perpetuate present management. Because the Classified Board Provision will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board of Directors, even if the takeover bidder were to acquire a majority of the Company's outstanding stock, it will tend to discourage certain tender offers, perhaps including some tender offers that stockholders may feel would be in their best interests. The Classified Board Provision also will make it more difficult for the stockholders to change the composition of the Board of Directors even if the stockholders were to believe that such a change would be desirable.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S BY-LAWS TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS.


                                 PROPOSAL III

               RATIFICATION OF SELECTION OF INDEPENDENT UDITORS

     The accounting firm of Deloitte & Touche LLP ("D&T") has served as the Company's independent auditors since the Company's formation in November 1996. During such time, it has performed services of an accounting and auditing nature for the Company. Representatives of D&T are expected to be present at the meeting, will have the opportunity to make a statement and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR 1998.


                                 OTHER BUSINESS

     As of the date of this Proxy Statement, management is not aware of any other matters that will be presented by management for consideration at the Annual Meeting. If any other matters properly come before the meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.


                           PROPOSALS OF STOCKHOLDERS

     Proposals, if any, of stockholders of the Company intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company for inclusion in the appropriate proxy materials no later than October 25, 1998.


                    COMPLIANCE WITH REPORTING REQUIREMENTS

     The Company believes that, during the fiscal year ended December 31, 1997, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its officers, directors and greater than ten percent stockholders were complied with on a timely basis.

                                 OTHER MATTERS

     On written request, the Company will provide without charge to each record or beneficial holder of the Company's Common Stock as of March 16, 1998, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission. Requests should be addressed to Mr. Timothy J. Guba, President, Annaly Mortgage Management, Inc., 12 East 41st Street, Suite 700, New York, New York 10017.


                                    By Order of the Board of Directors,



                                    Michael A. J. Farrell
                                    Chairman of the Board and Chief
                                     Executive Officer

March 26, 1998

                                                                Annex A
                                                                -------

                       ANNALY MORTGAGE MANAGEMENT, INC.
                         PROPOSED AMENDMENT TO BY-LAWS

     The Company's by-laws would be amended by amending and restating Article IV, Section 1 of the Company's by-laws to read as follows:

     "SECTION 1.  Number, Classification, Election and Term.  The affairs of the
                  -----------------------------------------
     Corporation shall be under the direction and control of a Board of Directors which shall be composed of nine (9) directors who shall hold office until their respective successors are duly chosen and qualified.
     The number of directors shall be increased or decreased from time to time by vote of a majority of the entire Board of Directors; provided, however, that the number of directors may not exceed fifteen (15) nor be less than three (3) except as permitted by law.

     The Board of Directors shall be divided into three classes, consisting of three Class I Directors, three Class II Directors and three Class III Directors. Each Class I Director shall serve through the Corporation's annual meeting in 1999 and thereafter, if reelected by the stockholders of the Corporation, for successive periods of three years, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Each Class II Director shall serve through the Corporation's annual meeting in 2000 and thereafter, if reelected by the stockholders of the Corporation, for successive periods of three years, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Each Class III Director shall serve through the Corporation's annual meeting in 2001 and thereafter, if reelected by the stockholders of the Corporation, for successive periods of three years, and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     At all times a majority of the Board of Directors shall be Independent Directors. "Independent Director" means a director of the Corporation who is not an officer or employee of the Corporation, any affiliate of the Corporation or Fixed Income Discount Advisory Company."

                                                                        APPENDIX


                       ANNALY MORTGAGE MANAGEMENT, INC.

                 Annual Meeting of Stockholders - May 18, 1998


     Revoking all prior proxies, the undersigned hereby appoints Michael A. J. Farrell, Timothy J. Guba and Wellington J. St. Claire, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $.01 per share, of Annaly Mortgage Management, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Grant Hyatt New York, Park Avenue at Grand Central, New York, New York 10017, in the Alvin Room, commencing at 9:00 a.m., New York time, on May 18, 1998, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS, FOR THE PROPOSED AMENDMENT TO THE COMPANY'S BY-LAWS TO ADOPT A CLASSIFIED BOARD OF DIRECTORS AND FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE CURRENT FISCAL YEAR.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                 (Continued and to be signed on reverse side)

PLEASE MARK BOX [ ] OR [X] IN BLUE OR BLACK INK.


1.  Election of Directors:         [ ] FOR all nominees       [ ] WITHHOLD AUTHORITY to                [ ] EXCEPTIONS
                                       listed below               vote for all nominees listed below

     Nominees:  KEVIN P. BRADY, SPENCER I. BROWNE, MICHAEL A. J. FARRELL, JOHN
                S. GRACE, JONATHAN D. GREEN, TIMOTHY J. GUBA, JOHN A. LAMBIASE, DONNELL A. SEGALAS, WELLINGTON J. ST. CLAIRE

(Instructions: To withhold authority to vote for any nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)



2. Approval of an amendment to the Company's by-laws providing for the classification of the Board of Directors into three classes.

    [ ] FOR       [ ] AGAINST     [ ] ABSTAIN


3. Ratification of the selection of Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year.

    [ ] FOR       [ ] AGAINST     [ ] ABSTAIN


   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.



                                       Please sign exactly as your name appears on the left. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                                       PLEASE CHECK HERE IF YOU PLAN TO ATTEND
                                       THE ANNUAL MEETING [ ]

                                       Dated:___________________________, 1998


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                                                      Signature

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                                              Signature (if held jointly)


PLEASE SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.